UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2011

ASTORIA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-11967	11-3170868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 327-3000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At meetings of the Boards of Directors of Astoria Financial Corporation (the “Company”) and its wholly owned subsidiary, Astoria Federal Savings and Loan Association (the “Association”) held on December 21, 2011, the Boards of Directors of the Company and the Association each took the requisite action to appoint Gerard C. Keegan, 65, to the newly created position of Vice Chairman, Senior Executive Vice President and Chief Operating Officer of both organizations and Frank E. Fusco, 48, to Senior Executive Vice President, Treasurer and Chief Financial Officer.  Both appointments are effective January 1, 2012.  Mr. Keegan, currently serves as Vice Chairman and Chief Administrative Officer of both organizations and Mr. Fusco currently serves as Executive Vice President, Treasurer and Chief Financial Officer.

Mr. Keegan’s salary was adjusted to $575,000 and Mr. Fusco’s salary was adjusted to $500,000, effective January 1, 2012.

Item 8.01.	Other Events.

Effective January 1, 2012, the Company and Astoria Federal will be reorganizing the management of its business and support divisions into four divisions, Operating Division, Financial Services Division, Legal/Compliance Division and Support Services Division, reporting directly to Monte N. Redman, President and Chief Executive Officer of the Company and Astoria Federal.

Operating Division:  A newly created division will house four business units reporting to Gerard C. Keegan, currently Vice Chairman and Chief Administrative Officer, promoted to a newly created position, Vice Chairman, Senior Executive Vice President and Chief Operating Officer.  The business units will operate as one division.

1.	Retail Banking Group, will include retail banking administration, marketing and banking operations.
2.	Residential Mortgage Services Group, will include loan origination and servicing.
3.	Multi-Family/Commercial Real Estate Mortgage Services Group, will include loan origination and servicing.
4.	Business Banking Group, will include loan origination and servicing.

Several additional executive promotions are being made within this division:

Brian T. Edwards, currently Senior Vice President and Director of Marketing, has been promoted to Executive Vice President and Managing Director of the Retail Banking Group.

Gary M. Honstedt, currently Senior Vice President and Director of Multi-Family/Commercial Real Estate Lending, has been promoted to Executive Vice President and Managing Director of the Multi-Family/Commercial Real Estate Services Group.

Gary T. McCann, currently Executive Vice President, will also assume the title of Managing Director of the Residential Mortgage Services Group.

Stephen J. Sipola, currently Senior Vice President, will also assume the title of Managing Director of the Business Banking Group.

Financial Services Division:  Frank E. Fusco, currently Executive Vice President, Treasurer and Chief Financial Officer, has been promoted to Senior Executive Vice President, Treasurer and Chief Financial Officer, and will lead the division which includes treasury operations, investments, accounting operations, investor relations, financial, management and tax reporting, financial planning and information technology.

Robert J. DeStefano, currently Senior Vice President and Chief Information Officer, has been promoted to Executive Vice President and Chief Information Officer and will continue to lead the information technology department.

Legal/Compliance Division:    Alan P. Eggleston, currently Executive Vice President, Secretary and General Counsel, has been promoted to the newly created position of Senior Executive Vice President, Secretary and Chief Risk Officer and will lead the Legal and Compliance Division which includes legal, auditing, enterprise risk management, credit and asset review, and regulatory compliance.

Thomas E. Lavery, currently Senior Vice President and Deputy General Counsel, has been promoted to Senior Vice President and General Counsel.

Support Services Division:   Josie Callari, currently Senior Vice President and Director of Banking Operations, has been promoted to Executive Vice President and Chief Support Services Officer and will assume leadership of the Support Services Division which will include human resources, security and general services and facilities.

In addition, Teresa A. Rotondo, currently First Vice President and Assistant Director of Banking Operations, has been promoted to Senior Vice President, Director of Banking Operations.

Arnold K. Greenberg, who has announced his intention to retire, will continue as Executive Vice President assisting with the transition of the Support Services Division and the transfer of the banking operations department to the Retail Banking Group until March 31, 2012 and will then assume the role of Special Assistant to the President until September 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTORIA FINANCIAL CORPORATION

By:	/s/ Alan P. Eggleston
Alan P. Eggleston
Executive Vice President, Secretary and General Counsel

Dated:   December 22, 2011